UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.20549

                          FORM 8-K

                        CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): October 12, 1997


              CHINA ENERGY RESOURCES CORPORATION

     (Exact name of registrant as specified in its charter)

British Virgin Islands               6770                   N/A
(State or jurisdiction of       (Commission File       (I.R.S.  Employer
incorporation or                 Number)                Identification No.)
organization)


                c/o Arimoto, Ogasawara & Mo
    276 Fifth Avenue, Suite 703, New York, New York 10001
                      (212) 447-6538
(Address and telephone number of principal executive offices)


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Item 1.	Changes in Control of Registrant.

                                     N/A

Item 2.	Acquisition or Disposition of Assets.

                                     N/A

Item 3.	Bankruptcy or Receivership.
                                     N/A


Item 4.	Changes in Registrant's Certifying Accountants.

                                     N/A

Item 5.	Other Events.

          Mr. Li Hong Wu, Chairman of the Board and President of Registrant, died on October 12, 1997,after a brief illness.

          The Board of Directors has named Gongquan Wang, age 37, as
Chairman of the Board and President of Registrant. Mr. Wang is currently at Company headquarters, becoming more familiar with the operations of Registrant. Mr. Wang has served as Chairman and President of Vantone International Group ("VIG") since 1994 and will continue to devote some of his time to VIG. VIG is an investment banking and venture capital company based in San Jose, California, with offices in China, Hong Kong and Taiwan. VIG structures and supports companies seeking globalization, and provides access to capital and resources worldwide through Mr. Wang's financial and industrial network. VIG is affiliated with Vantone Enterprise Group in China, for which Mr. Wang serves as Honorary Chairman of the Board, founding President, major shareholder and Executive Director of the Executive Committee.

          Before founding Vantone Enterprise Group, Mr. Wang served as General Manager of Xiu Gang Industrial Company, as Chief Administrator of Hainan Development and Construction Company and worked for the Jilin Provincial Government where he analyzed the operations and financial structures of state-owned enterprises.


Item 6.	Resignation of Registrant's Directors.

            See "Item 5.  Other Events" above.

Item 7.	Financial Statements and Exhibits.

            Exhibit A - Press Release


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                       Signatures

                   Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:
                                    China Energy Resources Corporation





                                     By:__________________________



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                          FOR IMMEDIATE RELEASE

New York, NY - November 7, 1997 - China Energy Resources Corporation[ASE:CHG] today announced that Li Hong Wu, Chairman of the Board and President, died on October 12, 1997, after a brief illness.

The Board of Directors has named Gongquan Wang, age 37, as Chairman of the Board and President of the Company. Mr. Wang is currently at Company headquarters, becoming more familiar with the operations of the Company. Mr. Wang has served as Chairman and President of Vantone International Group ("VIG") since 1994 and will continue to devote some of his time to VIG. VIG is an investment banking and venture capital company based in San Jose, California, with offices in China, Hong Kong and Taiwan. VIG structures and supports companies seeking globalization, and provides access to capital and resources worldwide through Mr. Wang's financial and industrial network. VIG is affiliated with Vantone Enterprise Group in China, for which Mr. Wang serves as Honorary Chairman of the Board, founding President, major shareholder and Executive Director of the Executive Committee. Under Mr. Wang's leadership, Vantone Enterprise Group's gross revenues grew from $1million in 1991 to $200 million in 1996, primarily through mergers and acquisitions.

Before founding Vantone Enterprise Group, Mr. Wang served as General Manager of Xiu Gang Industrial Company, as Chief Administrator of Hainan Development and Construction Company and worked for the Jilin Provincial Government where he analyzed the operations and financial structures of state-owned enterprises.

Mr. Wang stated, "While the circumstances are unfortunate, I am nevertheless eager to take on these important positions at China Energy. The Company has been historically profitable in its core business and is exploiting its opportunities for future growth."

In a statement issued by the Board, it noted that they, as well as China Energy's management and employees, will miss Mr. Li and his vast contributions to the Company. However, they are confident that there will be a smooth transition into Mr. Wang's leadership, as the senior management team is capable of taking on some of Mr. Li's tasks until Mr. Wang becomes fully acquainted with his responsibilities.

China Energy Resources Corporation is a coal refining company operating in the People's Republic of China. Through its 80% interest in a 30-year joint venture with the government, the Company owns two modern coal production plants which product steam coal for use as fuel in electric power plants, and metallurgical coke used in steel production. The Company also initiated preliminary production of foundry coke, a material essential in speciality steel production. In addition, the Company has exclusive 100-year mining rights for five coal fields that the Company believes have a significant reserve of high quality coal.

The statements in this press release that are not historical facts constitute "forward-looking statements" that involve risks, uncertainties and other facts which may cause actual results to be materially different from those set forth in the forward-looking statements.


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CONTACT                            -or-   INVESTOR RELATIONS COUNSEL:
CHINA ENERGY RESOURCES CORP.              The Equity Group Inc.
Monita Mo, U.S. Representative            Loren Goldstein
(212) 448-9094                            (212)836-9604
Rose-Marie Fox, U.S. Representative       Lgoldstein@equityny.com
(212) 593-0360                            Linda Latman
                                          (212)836-9609


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